                              MANAGEMENT AGREEMENT
                                    Class II

         This MANAGEMENT AGREEMENT is made and entered into by and between the registered investment company listed on Exhibit A to this Agreement (the
"Company"), as of the dates noted on such Exhibit A, and American Century
Investment Management, Inc., a Delaware corporation (the "Investment Manager").

         WHEREAS, the Company has adopted a Multiple Class Plan dated as of
December 31, 2002, (as the same may be amended from time to time, the "Multiple
Class Plan"), pursuant to Rule 18f-3 of the Investment Company Act of 1940, as
amended (the "Investment Company Act"); and

         WHEREAS, the Multiple Class Plan establishes two classes of shares of certain series of shares of the Company: Class I and Class II; and

         IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.       Investment Management Services. The Investment Manager shall supervise the investments of Class II of each series of shares of the Company contemplated as of the date hereof, and Class II of such subsequent series of shares as the Company shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for Class II of each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of a particular series as a single portfolio.

2.       Compliance With Laws. All functions undertaken by the Investment
         Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a)      the Investment Company Act of 1940, as amended (the "1940
                  Act"), and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the Articles of Incorporation applicable to each of the
                  Company as amended from time to time;

         (d)      the By-Laws of the Company as amended from time to time;

         (e)      The Multiple Class Plan; and

         (f)      the registration statement of the Company, as amended from time to time, filed under the Securities Act of 1933 and the
                  1940 Act.

3.       Board Supervision. All of the functions undertaken by the Investment
         Manager hereunder shall at all times be subject to the direction of the
         Board of Directors of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the
         Board of Directors.

4.       Payment Of Expenses. The Investment Manager will pay all of the expenses of Class II of each series of the Company's shares that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses and the fees and expenses of those Directors who are not "interested persons" as defined in the
         1940 Act (hereinafter referred to as the "Independent Directors")
         (including counsel fees) and expenses incurred in connection with the provision of shareholder services and distribution services under the
         Master Distribution Plan dated November 1, 2002. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of Class II of each series that the
         Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel.
         The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.       Account Fees. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate
         Fund or the Investment Manager at the discretion of the Board. At least
         60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       Management Fees.

         (a)      In consideration of the services provided by the Investment
                  Manager, Class II of each series of shares of the Company
                  managed by the Investment Manager shall pay to the Investment
                  Manager a per annum management fee (hereinafter, the
                  "Applicable Fee"). The calculation of the Applicable Fee for
                  Class II of a series is performed as follows:

                  (i)      Each series is assigned to one of three categories
                           based on its overall investment objective
                           ("Investment Category"). The Investment Category
                           assignments appear in Exhibit B to this Agreement.

                  (ii)     Each series is assigned a fee schedule within its
                           Investment Category in Exhibit C to this Agreement.
                           The Investment Category assets managed by the
                           Investment Manager determines the first component of
                           a series' fee. This fee is referred to as the
                           "Investment Category Fee". The determination of the
                           Investment Category assets is as follows:

                                    a)       Money Market Fund Category. The
                                             assets which are used to determine
                                             the fee for this Investment
                                             Category is the sum of the assets
                                             of all of the open-end investment
                                             company series which invest
                                             primarily in debt securities, are
                                             subject to Rule 2a-7 under the 1940
                                             Act, managed by the Investment
                                             Manager and distributed to the
                                             public by American Century
                                             Investment Services, Inc.

                                    b)       Bond Fund Category. The assets
                                             which are used to determine the fee
                                             for this Investment Category is the
                                             sum the assets of all of the
                                             open-end investment company series
                                             which invest primarily in debt
                                             securities, are not subject to Rule
                                             2a-7 under the 1940 Act, are
                                             managed by the Investment Manager
                                             and are distributed to the public
                                             by American Century Investment
                                             Services, Inc.

                                    c)       Equity Fund Category. The assets
                                             which are used to determine the fee
                                             for this Investment Category is the
                                             sum the assets of all of the
                                             open-end investment company series
                                             which invest primarily in equity
                                             securities, are managed by the
                                             Investment Manager and are
                                             distributed to the public by
                                             American Century Investment
                                             Services, Inc.

                  (iii)    A fee which is based on the total assets in all of
                           the Investment Categories is determined by the
                           schedule which appears in Exhibit D. This fee is
                           referred to as the series' "Complex Fee".

                  (iv)     The Applicable Fee for a series is the sum of the
                           Investment Category Fee and the Complex Fee.

                  (v)      The assets which are used to compute the Applicable
                           Fee shall be the assets of all of the open-end
                           investment companies managed by the Investment
                           Manager. Any exceptions to this requirement shall be
                           approved by the Board of Directors.

         (b)      On the first business day of each month, the Class II of each series of shares shall pay the management fee at the rate
                  specified by subparagraph (a) of this paragraph 6 to the
                  Investment Manager for the previous month. The fee for the previous month shall be calculated by multiplying the
                  Applicable Fee for such series by the aggregate average daily closing value of the series' net assets during the previous month, and further multiplying that product by a fraction, the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

         (c)      In the event that the Board of Directors shall determine to issue Class II of any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee and such other terms and
                  conditions as are applicable to the management of such series of shares.

7.       Continuation Of Agreement. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the
         Companies, at least annually (i) by the Board of Directors or by the vote of a majority of the outstanding Class II voting securities of the
         Company, and (ii) by the vote of a majority of the Directors of the
         Company, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8.       Termination. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of
         Directors or by vote of a majority of the outstanding Class II voting securities of such series on 60 days' written notice to the Investment
         Manager.

9.       Effect Of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term
         "assignment" for this purpose having the meaning defined in Section
         2(a)(4) of the 1940 Act.

10.      Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a trustee, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.      Standard Of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.      Separate Agreement. The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company.
         Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this
         Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Company managed by the Investment Manager.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year indicated on Exhibit A.

Attest:                                         American Century Variable
                                                Portfolios II, Inc.

/s/Anastasia H. Enneking                        /s/Charles A. Etherington
Anastasia H. Enneking                           Charles A. Etherington
Assistant Secretary                             Vice President

Attest:                                         American Century Investment
                                                Management, Inc.

/s/Anastasia H. Enneking                        /s/David C. Tucker
Anastasia H. Enneking                           David C. Tucker
Assistant Secretary                             Senior Vice President

                                    Exhibit A

         Registered Investment Companies Subject to Management Agreement

Registered Investment Company and Fund                         Date
--------------------------------------                         ----

American Century Variable Portfolios II, Inc.
         VP Inflation Protection Fund                      December 31, 2002

Dated:  December 31, 2002

                                    Exhibit B

                          Series Investment Categories

Investment Category                 Series
-------------------                 ------

Bond Funds                          VP Inflation Protection Fund

Investment Category                 Series
-------------------                 ------

Equity Funds                        none

Investment Category                 Series
-------------------                 ------

Money Market Funds                  none

Dated:  December 31, 2002

                                    Exhibit C

              Investment Category Fee Schedules: Money Market Funds

                                Schedule 1 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.2500%
               Next $1 billion                    0.2070%
               Next $3 billion                    0.1660%
               Next $5 billion                    0.1490%
               Next $15 billion                   0.1380%
               Next $25 billion                   0.1375%
               Thereafter                         0.1370%

                                Schedule 2 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.2700%
               Next $1 billion                    0.2270%
               Next $3 billion                    0.1860%
               Next $5 billion                    0.1690%
               Next $15 billion                   0.1580%
               Next $25 billion                   0.1575%
               Thereafter                         0.1570%

                                Schedule 3 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.3700%
               Next $1 billion                    0.3270%
               Next $3 billion                    0.2860%
               Next $5 billion                    0.2690%
               Next $15 billion                   0.2580%
               Next $25 billion                   0.2575%
               Thereafter                         0.2570%

                       Category Fee Schedules: Bond Funds

                                Schedule 1 Funds:
                          VP Inflation Protection Fund

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.2800%
               Next $1 billion                    0.2280%
               Next $3 billion                    0.1980%
               Next $5 billion                    0.1780%
               Next $15 billion                   0.1650%
               Next $25 billion                   0.1630%
               Thereafter                         0.1625%

                                Schedule 2 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.3100%
               Next $1 billion                    0.2580%
               Next $3 billion                    0.2280%
               Next $5 billion                    0.2080%
               Next $15 billion                   0.1950%
               Next $25 billion                   0.1930%
               Thereafter                         0.1925%

                                Schedule 3 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.3600%
               Next $1 billion                    0.3080%
               Next $3 billion                    0.2780%
               Next $5 billion                    0.2580%
               Next $15 billion                   0.2450%
               Next $25 billion                   0.2430%
               Thereafter                         0.2425%

                       Category Fee Schedules: Bond Funds
                                   (continued)

                                Schedule 4 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.6100%
               Next $1 billion                    0.5580%
               Next $3 billion                    0.5280%
               Next $5 billion                    0.5080%
               Next $15 billion                   0.4950%
               Next $25 billion                   0.4930%
               Thereafter                         0.4925%

                                Schedule 5 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.4100%
               Next $1 billion                    0.3580%
               Next $3 billion                    0.3280%
               Next $5 billion                    0.3080%
               Next $15 billion                   0.2950%
               Next $25 billion                   0.2930%
               Thereafter                         0.2925%

                                Schedule 6 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.6600%
               Next $1 billion                    0.6080%
               Next $3 billion                    0.5780%
               Next $5 billion                    0.5580%
               Next $15 billion                   0.5450%
               Next $25 billion                   0.5430%
               Thereafter                         0.5425%

                      Category Fee Schedules: Equity Funds

                                Schedule 1 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.5200%
               Next $5 billion                    0.4600%
               Next $15 billion                   0.4160%
               Next $25 billion                   0.3690%
               Next $50 billion                   0.3420%
               Next $150 billion                  0.3390%
               Thereafter                         0.3380%

                                Schedule 2 Funds:
                                      none

               Category Assets                    Fee Rate
               ---------------                    --------
               First $1 billion                   0.7200%
               Next $5 billion                    0.6600%
               Next $15 billion                   0.6160%
               Next $25 billion                   0.5690%
               Next $50 billion                   0.5420%
               Next $150 billion                  0.5390%
               Thereafter                         0.5380%

Dated:  December 31, 2002

                                       D-1
                                    Exhibit D

                              Complex Fee Schedule

               Complex Assets                     Fee Rate
               --------------                     --------
               First $2.5 billion                 0.3100%
               Next $7.5 billion                  0.3000%
               Next $15.0 billion                 0.2985%
               Next $25.0 billion                 0.2970%
               Next $50.0 billion                 0.2960%
               Next $100.0 billion                0.2950%
               Next $100.0 billion                0.2940%
               Next $200.0 billion                0.2930%
               Next $250.0 billion                0.2920%
               Next $500.0 billion                0.2910%
               Thereafter                         0.2900%

Dated:  December 31, 2002